UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2006

American Media Operations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 2, 2006, AMOI appointed Saul M. Kredi as its Chief Accounting Officer. Mr. Kredi, age 37, will commence his employment with AMOI effective June 26, 2006 with an annual base salary of $185,000. Mr. Kredi will also be eligible for an annual bonus of up to 20% of his base salary based on AMOI achieving its EBITDA target. In the event Mr. Kredi is terminated, he will be entitled to severance pay under certain circumstances.

Prior to joining AMOI, Mr. Kredi was Senior Director of Finance and Corporate Controller for Answerthink, Inc., from December 1999 to the present. Answerthink is a publicly traded information technology consulting services company. From January 1993 to December 1999, Mr. Kredi served as Manager of Assurance and Advisory Services for Deloitte & Touche. Mr. Kredi holds Bachelor’s and Master’s degrees in accounting, and is a CPA.

Mr. Kredi is not party to any arrangement or understanding with any person pursuant to which he was selected to serve as Chief Accounting Officer; nor is Mr. Kredi a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC.
(Registrant)

Date: June 6, 2006	By:	/s/ Carlos A. Abaunza
	Name:	Carlos A. Abaunza
	Title:	Chief Financial Officer